                         NOTICE OF GUARANTEED DELIVERY

                         COAST HOTELS AND CASINOS, INC.
                               OFFER TO EXCHANGE

                             ALL OF ITS OUTSTANDING

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

                                      FOR

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

     As set forth in the Prospectus described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding 9 1/2% Senior Subordinated Notes due 2009 ("Outstanding Notes") of Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), pursuant to the Exchange Offer (as defined below) if certificates for Outstanding Notes are not immediately available or if such certificates for Outstanding Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

                 The Exchange Agent for the Exchange Offer is:

                        FIRSTAR BANK OF MINNESOTA, N.A.

                    By Mail/Hand Delivery/Overnight Express:

                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                             Attn: Frank P. Leslie

                            Facsimile Transmission:
                                 (651) 229-6415

                              To confirm receipt:
                              Tel. (651) 229-2600

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 21, 1999
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated June 22, 1999 ("Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Outstanding Notes -- Guaranteed Delivery Procedures."

Signature(s):                                          Address(es):
Name(s) of Registered Holder(s) of Outstanding
Notes:                                                 Zip Code
                                                       Area Code and Tel. No.(s):
                                                       (Check box if Shares will be tendered by
Please Type or Print                                   book-entry transfer)
Principal Amount of Outstanding Notes Tendered         [ ] The Depository Trust Company
for Exchange:  $
                                                       Account Number:
Outstanding Note Certificate No(s). (If
available):
Dated:  , 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Exchange Offer), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 and (c) guarantees either to deliver to the Exchange Agent the certificates representing all the Outstanding Notes tendered hereby, in proper form for transfer and together with a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or to deliver such Outstanding Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company ("DTC"), together with a confirmation of a book-entry transfer of the tendered Outstanding Notes into the Exchange Agent's account at DTC, and, in either case, to deliver any other required documents, all within three business days after the date hereof.

Name of Firm                                       Authorized Signature
                                                   Name
Address                                            Please Type or Print
                                                   Title
Zip Code
                                                   Dated  , 1999
Area Code and Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.